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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF UBIQUITEL INC.


                NAME                      STATE OF INCORPORATION / ORGANIZATION
                ----                      -------------------------------------
     UbiquiTel Operating Company                         Delaware

          VIA Wireless, LLC                             California